Exhibit 10.25

ANDA NETWORKS, INC.

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of September 3, 2004, by and between Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”) and ANDA NETWORKS, INC. (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1.	DEFINITIONS AND CONSTRUCTION

1.1	Definitions.

As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” means a loan advance under the Committed Revolving Line.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

“Bank Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal or review, or those incurred before, during and after an Insolvency Proceeding), whether or not suit is brought.

“Borrower’s Books” means all of Borrower’s books and records including without limitation: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrowing Base” means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code.

“Collateral” means the property described on Exhibit A attached hereto.

“Committed Revolving Line” means a credit extension of up to Two Million Five Hundred Thousand Dollars ($2,500,000).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit Extension” means each Advance, Term Loan, or any other extension of credit by Bank for the benefit of Borrower hereunder,

“Distributor” means a Person that purchases any Borrower product for the purpose of reselling it to another Person, so long as such Person, when it resells such Borrower product, does not incorporate it into another product or include it as part of the provision of services to the purchaser.

“Domestic Subsidiary” means any Subsidiary which is organized under the laws of the United States of America, or any state, territory or other political subdivision thereof.

“Eligible Accounts” means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank’s reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

(a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

(b) Accounts with respect to an account debtor, twenty percent (20%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

(c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed: (i) from the Closing Date through the six-month anniversary of the Closing Date, fifty percent (50%) of all Accounts, or (ii) from and after the six-month anniversary of the Closing Date, thirty percent (30%) of all Accounts, to the extent such obligations exceed the aforementioned percentages, except as approved in writing by Bank;

(d) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

(e) Accounts with respect to which the account debtor is a federal, state or local governmental entity or any department, agency, or instrumentality thereof;

(f) Accounts with respect to which Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as “contra” accounts, e.g. accounts payable, customer deposits, credit accounts, etc.);

(g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

(h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower;

(i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

(j) Accounts owing from Distributors that have not been pre-approved in writing by Bank;

(k) Accounts with respect to progress billings; and

(l) Accounts the collection of which Bank reasonably determines to be doubtful.

“Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit either advised or negotiated through Bank or in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank; or (3) that Bank approves on a case-by-case basis. Accounts owing from AllStream, Bell Canada and Telus are approved by Bank as Eligible Foreign Accounts, provided such Accounts otherwise meet the standards of eligibility set forth in the definition of “Eligible Accounts.”

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, but excluding trade payables arising in the ordinary course of business (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property Collateral” means all of Borrower’s right, title, and interest in and to the following:

(a) Copyrights, Trademarks, and Patents;

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e) All licenses or other rights to use any of the Copyrights, Patents, or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, or Patents; and

(g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Inventory” means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

“Mask Works” means all mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or (ii) the ability of

Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank’s security interests in the Collateral.

“Maturity Date” means the date immediately preceding the second anniversary of the Closing Date.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing,

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“Patents” means all patents, patent applications and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” means the first (1st) calendar day of each month, commencing on the first such date after the Closing Date.

“Permitted Indebtedness” means:

(a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c) Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the cost of the equipment or related software financed with such Indebtedness (cost for this purpose shall include taxes and shipping and installation costs incurred in acquiring the financed equipment and software) and (ii) such Indebtedness does not exceed $100,000 in the aggregate at any given time;

(d) Subordinated Debt;

(e) Indebtedness arising from the endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business and Indebtedness with respect to surety bonds and similar obligations incurred in the ordinary course of business;

(f) Indebtedness pursuant to or arising under currency or interest rate agreements entered into in the ordinary course of business;

(g) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby); and

(h) Extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means:

(a) Investments existing on the Closing Date disclosed in the Schedule;

(b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;

(c) Investments accepted in connection with Transfers permitted by Section 7.1;

(d) Investments in Subsidiaries to the extent that they do not exceed $300,000 in the aggregate in any fiscal year without the prior written approval of Bank;

(e) Investments consisting of (i) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors and consultants relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

(g) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this subparagraph (g) shall not apply to Investments by Borrower in any Subsidiary.

“Permitted Liens” means the following:

(a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower’s Books in accordance with GAAP, provided the same have no priority over any of Bank’s security interests;

(c) Liens (i) upon or in any Equipment or related software which was not financed by Bank acquired or-held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or software or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment or software, or (ii) existing on such equipment or software at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment or software and such Lien is created within ninety (90) days of Borrower acquiring the Equipment or software financed; and

(d) Non-exclusive licenses or sublicenses and geographically exclusive licenses or sublicenses granted in the ordinary course of the Borrower’s business and any interest or title of a licensor or under any license or sublicense;

(e) Leases or subleases granted in the ordinary course of the Borrower’s business, including in connection with the Borrower’s leased premises or leased property;

(f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

(g) Subject to Sections 6.7 and 7.7, Liens in favor of financial institutions arising in connection with the Borrower’s deposit accounts or securities accounts held at such institutions;

(h) Subject to Sections 6.7 and 7.7, banker’s liens, rights of setoff and similar liens incurred on deposits made in the ordinary course of business;

(i) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business securing obligations that are not yet delinquent or are being contested in good faith and for which appropriate reserves have been made in accordance with GAAP;

(j) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(k) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the use or value of such property;

(l) Liens on the thirty-five percent (35%) of the equity securities of Foreign Subsidiaries not pledged to Bank, securing indebtedness of any Foreign Subsidiary; and

(m) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (l) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the variable rate of interest, per annum, most recently published in the Western edition of The Wall Street Journal, as the “prime rate,” whether or not such rate is the lowest rate available from Bank.

“Responsible Officer” means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

“Revolving Maturity Date” means July 3, 2005.

“Schedule” means the schedule of exceptions attached hereto, if any.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Tangible Net Worth” means, as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

“Term Commitment” means the amount of Two Million Five Hundred Thousand Dollars ($2,500,000).

“Term Loan” has the meaning set forth in Section 2.1.2(a).

“Total Liabilities” means, as of any applicable date, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

1.2	Accounting and Other Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. The terms “including” / “includes” shall always be read as meaning “including (or includes) without limitation,” when used herein or in any other Loan Document.

2.	LOAN AND TERMS OF PAYMENT

2.1	Credit Extensions.

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

2.1.1	Revolving Advances

(a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

(b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1.1 to Borrower’s deposit account. Borrower shall deliver to Bank a promissory note in substantially the form of Exhibit C-1.

(c) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1.1 shall be immediately due and payable.

2.1.2	Term Loan.

(a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make an advance (the “Term Loan”) to Borrower on or about the Closing Date in an aggregate outstanding amount not to exceed the Term Commitment.

(b) Interest shall accrue from the date of the Term Loan at the rate specified in Section 2.3(a), and shall be payable monthly on each Payment Date. The Term Loan will be payable in twenty-four (24) equal monthly installments of principal, plus accrued interest, beginning on the Payment Date of the month immediately following the date of the Term Loan, and continuing on the same day of each month thereafter through the Maturity Date, at which time all unpaid amounts in respect of the Term Loan and any other amounts owing under this Agreement shall be due and payable. Term Loan principal, to the extent repaid, may not be reborrowed.

(c) Borrower shall deliver to Bank a promissory note in substantially the form of Exhibit C-2.

2.2	Overadvances.

If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess; provided, however, that if the overadvance is caused by Bank changing the definition of Eligible Accounts or any of the other Borrowing Base criteria, Borrower shall have two (2) Business Days from notice of the overadvance to pay to Bank the amount of such excess.

2.3	Interest Rates, Payments, and Calculations.

(a) Interest Rates. Except as set forth in Section 2.3(b), any Advances shall bear interest on the unpaid principal amount thereof at a per annum rate equal to the Prime Rate plus one percent (1.0%). Except as set forth in Section 2.3(b), the Term Loan shall bear interest on the unpaid principal amount thereof at a per annum rate equal to the Prime Rate plus one and one-half percent (1.50%).

(b) Default Rate. All Obligations shall bear interest, during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c) Payments. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number                      for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower’s accounts. Any such debits against Borrower’s accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d) Prepayment. Borrower may prepay all or any portion of the Term Loan at any time and from time to time, without payment of any prepayment premium or penalty, upon two (2) Business Days’ notice to Bank. Each prepayment of principal shall be accompanied by payment of all interest accrued and unpaid with respect to the principal prepaid. Prepayments shall be applied to the principal installments in the inverse order of maturity. If Borrower prepays all of the Term Loan principal and all of the other Obligations, including the Advances outstanding, it may terminate this Agreement upon two (2) Business Days’ notice to Bank, without payment of any prepayment premium or penalty.

(e) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

2.4	Crediting Payments.

So long as an Event of Default does not exist, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower’s deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5	Fees.

Borrower shall pay to Bank the following:

(a) Facility Fees. A Facility Fee equal to $25,000, which fee shall be due on the Closing Date and shall be fully earned and non-refundable;

(b) Financial Examination and Appraisal Fees. Bank’s customary fees and out-of- pocket expenses for Bank’s audits of Borrower’s Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents; provided that Borrower shall not be obligated to pay for Accounts audits conducted while no Event of Default exists to the extent that they exceed the authorized frequency for such audits provided in the last paragraph of Section 6.3, and that Borrower shall not be obligated to pay for the appraisals and financial analysis and examination conducted while no Event of Default exists to the extent that they exceed one in the twelve (12) month period described in the last paragraph of Section 6.3.

(c) Bank Expenses. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys’ fees (not to exceed $10,000 without Borrower’s approval) and expenses and, after the date hereof, all Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they become due.

2.6	Additional Costs.

In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

(a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

(b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

(c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank’s calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

2.7	Term.

Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3.	CONDITIONS OF LOANS

3.1	Conditions Precedent to Initial Credit Extension.

The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Agreement;

(b) promissory notes evidencing the amounts owing under Sections 2.1.1 and 2.1.2 hereof;

(c) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

(d) an intellectual property security agreement;

(e) a warrant to purchase stock;

(f) financing statements (Forms UCC-1);

(g) insurance certificate;

(h) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

(i) an audit of the Accounts, the results of which shall be satisfactory to Bank; and

(j) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2	Conditions Precedent to all Credit Extensions.

The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

(b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

4.	CREATION OF SECURITY INTEREST

4.1	Grant of Security Interest.

Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that while an Event of Default exists, Bank may place a “hold” on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations (other than Obligations arising under Section 12.2 for which Bank has not asserted any claims as of the date all other Obligations have been paid or satisfied) are outstanding. Bank agrees to execute and deliver to Borrower from time to time such documents as Borrower may request and as are necessary to (i) give to other lenders or lessors that finance Borrower’s purchase of Equipment and related software acquired after the Closing Date, a first priority Lien in such Equipment and related software financed so long as the Liens and Indebtedness incurred with respect thereto are Permitted Liens and Permitted Indebtedness, respectively, or (ii) give a lender to a Foreign Subsidiary a first priority Lien in the equity securities of such Foreign Subsidiary not pledged to Bank, so long as the Lien is a Permitted Lien.

4.2	Delivery of Additional Documentation Required.

Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

4.3	Right to Inspect.

Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1	Due Organization and Qualification.

Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.2	Due Authorization; No Conflict.

The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

5.3	No Prior Encumbrances.

Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

5.4	Bona Fide Eligible Accounts.

The Eligible Accounts are bona fide existing obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor’s agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

5.5	Merchantable Inventory.

All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

5.6	Intellectual Property.

Borrower is the sole owner of the Intellectual Property Collateral, except for (i) nonexclusive licenses granted by Borrower to its customers in the ordinary course of business, and (ii) the rights of licensors under licenses to Borrower that constitute Intellectual Property Collateral. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, except for any such invalidity or unenforceability that could not reasonably be expected to have a Material Adverse Effect, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party, except for claims that could not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Schedule, Borrower’s rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service. Except as set forth in the Schedule, Borrower is not a party to, or bound by, any agreement that restricts the grant by Borrower of a security interest in Borrower’s rights under such agreement.

5.7	Name; Location of Chief Executive Office.

Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. All Borrower’s Inventory and Equipment is located only at the locations set forth in the Schedule and such other locations of which Borrower has given Bank at least thirty (30) days prior written notice.

5.8	Litigation.

Except as set forth in the Schedule, there are no actions or proceedings pending or, to Borrower’s knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect.

5.9	No Material Adverse Change in Financial Statements.

All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated financial condition as of the date thereof and Borrower’s consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

5.10	Solvency.

The fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.11	Regulatory Compliance.

Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

5.12	Environmental Condition.

None of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no Lien, other than a Permitted Lien, arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release or other disposition of hazardous waste or hazardous substances into the environment.

5.13	Taxes.

Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except for such taxes the payment of which (i) is being contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by Borrower, and (iii) does not give rise to a Lien, other than a Permitted Lien.

5.14	Subsidiaries.

Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.15	Government Consents.

Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.16 Investment Accounts. Except as disclosed in the Schedule, none of Borrower’s nor any Subsidiary’s property is maintained or invested with a Person other than Bank.

5.17	Updates to Schedule.

Should any of the information or disclosures provided on any Schedule attached hereto become outdated or incorrect in any material respect, the Borrower shall, within thirty (30) days after the end of each fiscal year, provide the Bank in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Bank, in its sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

5.18	Full Disclosure.

No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts that Borrower provides in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results.

6.	AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

6.1	Good Standing.

Borrower shall maintain its and each of its Domestic Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Domestic Subsidiaries to maintain, to the extent consistent with prudent management of Borrower’s business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

6.2	Government Compliance.

Borrower shall meet, and shall cause each Domestic Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral.

6.3	Financial Statements, Reports, Certificates.

Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during such period, in a form and certified by an Officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified (except as to going concern status) opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more; (e) within thirty (30) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s intellectual property, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement, (f) as soon as available, updated financial projections of Borrower, and (g) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form Exhibit D hereto, together with aged listings of accounts receivable and accounts payable.

Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto.

Bank shall have a right prior to the initial Advance and from time to time thereafter to audit Borrower’s Accounts at Borrower’s expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing,

6.4	Inventory; Returns.

Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

6.5	Taxes.

Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment (i) is being contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by Borrower, and (iii) the failure to pay does not give rise to a Lien, other than a Permitted Lien.

6.6	Insurance.

(a) Borrower, at its expense, shall keep the Collateral consisting of tangible personal property insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower’s ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.

(b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. At Bank’s request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. If no Event of Default exists, proceeds payable under any casualty policy shall be payable to Borrower to be used, as Borrower determines in its sole discretion, (i) to replace the property that was the subject of the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority Lien, or (ii) as general working capital. If an Event of Default exists, all proceeds payable under any casualty policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

6.7	Principal Depository.

Borrower shall maintain and shall cause each of its Domestic Subsidiaries to maintain its principal depository, operating and investment accounts with Bank.

6.8	Liquidity Ratio.

Borrower shall maintain, as of the last day of each calendar month, a Liquidity Ratio of at least 1.50 to 1.0. “Liquidity Ratio” means, as of any date for which it is tested, the ratio of (a) an amount equal to (i) unrestricted cash and cash equivalents maintained with Bank, plus (ii) the Borrowing Base, to (b) the aggregate principal amount of all outstanding Obligations.

6.9	Tangible Net Worth.

Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than Three Million Dollars ($3,000,000) plus 25% of Borrower’s net income (but not loss) after taxes for each fiscal quarter of the Borrower from and after the date of this Agreement.

6.10	Revenue.

For each calendar month, Borrower shall achieve, on a cumulative year-to-date basis, monthly revenue of at least seventy-five percent (75%) of the projected revenue for such period as set forth in Borrower’s projections dated May 19, 2004 previously delivered to Bank and attached hereto as Exhibit F.

6.11	Registration of Intellectual Property Rights.

(a) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registerable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights by registration.

(b) Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any. Borrower (i) shall give Bank not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower, and upon the request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such Sling.

(c) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect and maintain the priority of Bank’s security interest in the Intellectual Property Collateral. Borrower shall (i) protect, defend and maintain the validity and enforceability of the trade secrets, Trademarks, Patents and Copyrights, to the extent Borrower determines, in its reasonable business judgment, that it is appropriate to protect, defend and maintain such intellectual property rights, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public except to the extent that Borrower determines in its reasonable business judgment that abandonment, forfeiture or dedication is appropriate.

(d) Bank may audit Borrower’s Intellectual Property Collateral to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after 15 days’ notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

6.12	Further Assurances.

At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.	NEGATIVE COVENANTS

Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

7.1	Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Domestic Subsidiaries to Transfer, all or any part of its business or property, other than Transfers of (i) Inventory in the ordinary course of business, (ii) non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Domestic Subsidiaries in the ordinary course of business, (iii) worn-out or obsolete Equipment which was not financed by Bank, (iv) property in sale-leaseback transactions in connection with Indebtedness described in clause (c) of the defined term “Permitted Indebtedness”, (v) equity interests in Subsidiaries to the extent necessary to qualify directors, (vi) assets by Borrower to a Subsidiary as a capital contribution or otherwise, provided that the aggregate value of such transferred assets, plus any Investments described in clause (d) of the defined term “Permitted Investments” does not exceed $300,000 in the aggregate in any fiscal year without the prior written approval of Bank, and (vii) assets by a Domestic Subsidiary to Borrower or to another Domestic Subsidiary.

7.2	Changes in Business, Ownership, Management or Business Locations.

Engage in any business, or permit any of its Domestic Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business in the manner conducted by Borrower as of the Closing Date; or suffer or permit a material change in Borrower’s ownership (other than the sale of Borrower’s equity securities in a public offering or private placement to investors) or management; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation; or without Bank’s prior written consent, change the date on which its fiscal year ends.

7.3	Mergers or Acquisitions.

Merge or consolidate, or permit any of its Domestic Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Domestic Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except that the Borrower or any wholly-owned Domestic Subsidiary of the Borrower may acquire the business, property, fixed assets or stock of Persons in a related business, (each, an “Acquisition”), provided that (i) prior to and immediately following the consummation of any such Acquisition there shall exist no condition or event that constitutes an Event of Default or a condition or event which, after notice or lapse of time or both, would constitute an Event of Default, and (ii) Borrower has given Bank at least thirty (30) days advance written notice of such Acquisition, and in connection with such Acquisition, at Borrower’s cost and expense, Borrower executes, delivers, files and/or records documents, agreements and instruments (in such manner and form as Bank may reasonably require) in order to create, preserve, perfect, validate or satisfy the first priority security interest in, and lien on, the Collateral.

7.4	Indebtedness.

Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Domestic Subsidiary so to do, other than Permitted Indebtedness.

7.5	Encumbrances.

Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Domestic Subsidiaries so to do, except for Permitted Liens.

7.6	Distributions.

Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that (i) Borrower may repurchase the stock of former employees and consultants pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase and would not exist after giving effect to such repurchase, and (ii) Borrower may pay dividends or make other distributions in the form of any of Borrower’s equity securities.

7.7	Investments.

Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Domestic Subsidiaries so to do, other than Permitted Investments; or maintain or invest any of its property with a Person other than Bank or permit any of its Domestic Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower. The foregoing notwithstanding, Borrower shall not be required to obtain account control agreements for the accounts that it maintains with Silicon Valley Bank as of the Closing Date during the 60 day period commencing on the Closing Date, so long as the aggregate deposits in such accounts do not exceed $250,000 at any time. In addition, Borrower may form and capitalize Subsidiaries from time to time during the term hereof, subject to the foregoing and all of the other terms and conditions of this Agreement.

7.8	Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person. The restrictions provided in this Section 7.8 shall not apply to: (a) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Borrower or any Subsidiary; (b) compensation arrangements entered into in the ordinary course of business for officers and other employees of Borrower or any Subsidiary, and (c) contracts between Borrower and its Subsidiaries pursuant to which the Subsidiaries provide services and goods to Borrower on a cost-plus basis, provided such contracts are upon terms no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9	Subordinated Debt.

Make any payment in respect of any Subordinated Debt, or permit any of its Domestic Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10	Inventory and Equipment.

Store the Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Store or maintain any Equipment or Inventory at a location other than the locations set forth in the Schedule and such other locations of which Borrower has given Bank at least thirty (30) days prior written notice.

7.11	Compliance.

Become an “investment company” or a company controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which failure, Reportable Event, Prohibited Transaction, failure to comply or violation could have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

7.12	New Subsidiaries.

Create or acquire any new Domestic Subsidiaries, unless Borrower delivers to Bank prior written notice thereof, and any such Subsidiary has executed and delivered to Bank a guaranty of all of the indebtedness and obligations under this Agreement, a security agreement with respect to all of its assets, an intellectual property security agreement, and such financing statements, resolutions, legal opinions or other such documents as Bank shall reasonably request in connection therewith, each in form and substance satisfactory to Bank.

7.13	Negative Pledge Agreements.

Agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property, or permit any Subsidiary to do so, other than restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business, provided that such restrictions are limited to the property subject to such leases, licenses or similar agreements, as applicable. Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any license or other agreement as a licensee of intellectual property material to Borrower’s business (other than commercial mass market software licenses) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property. Prior to entering into or becoming bound by any such license or agreement, Borrower shall (i) provide written notice thereof to Bank and (ii) negotiate in good faith and use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Borrower’s interest in such license or agreement to be deemed Collateral and for Bank to have a security interest in it, it being agreed by Borrower and Bank that the failure of Borrower to obtain such consent or waiver shall not constitute a breach of a covenant or an Event of Default under this Agreement, provided Borrower complies with the terms of this Section.

8.	EVENTS OF DEFAULT

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1	Payment Default.

If Borrower fails to pay the principal of, or any interest on, any Credit Extentions when due and payable or when declared due and payable in accordance with the Loan Documents; or fails to pay any portion of any other Obligations not constituting principal or interest, including without limitation Bank Expenses, within three (3) Business Days of receipt by Borrower of an invoice for such other Obligations;

8.2	Covenant Default.

(a) If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8, 6.9, 6.10 or 6.11, or violates any of the covenants contained in Article 7 of this Agreement, or

(b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period

(which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

8.3	Material Adverse Change.

If there (i) occurs a material adverse change in the business, operations, condition (financial or otherwise) or prospects of Borrower or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral;

8.4	Attachment.

If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within twenty (20) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

8.5	Insolvency.

If Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6	Other Agreements.

If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000), and such default shall not have been cured or waived within any applicable grace period;

8.7	Subordinated Debt.

If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

8.8	Judgments.

If a judgment or judgments for the payment of money in an amount, individually or in the aggregate (not paid or fully covered by insurance) of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of twenty (20) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

8.9	Misrepresentations.

If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any

Person acting on Borrower’s behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

9.	BANK’S RIGHTS AND REMEDIES

9.1	Rights and Remedies.

Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

(b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

(d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate, Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(h) Upon not less than ten (10) days’ notice to Borrower, sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order Bank deems appropriate;

(i) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

(j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower,

9.2	Power of Attorney.

Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower’s approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code, provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

9.3	Accounts Collection.

Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. During the continuance of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and, if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4	Bank Expenses.

If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line in Section 2.1.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5	Bank’s Liability for Collateral.

So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.6	Remedies Cumulative.

Bank’s rights and remedies under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.7	Demand; Protest.

Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.	NOTICES

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	ANDA Networks, Inc.
1274 Geneva Drive
Sunnyvale, CA 94089
Attn: Robert Tick
FAX: (408) 519-4901

If to Bank:	Venture Banking Group, a division of Greater Bay Bank N.A.
Three Palo Alto Square, Suite 150
Palo Alto, CA 94306
Attn: Jason Hartmann
FAX: (650) 843-6969

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.	CHOICE OF LAW AND VENUE

The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN

DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT, EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.	GENERAL PROVISIONS

12.1	Successors and Assigns.

This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

12.2	Indemnification.

Borrower shall indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3	Time of Essence.

Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4	Severability of Provisions.

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5	Amendments in Writing, Integration.

This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the other Loan Documents.

12.6	Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.7	Survival.

All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than Obligations under Section 12.2 to the extent that they remain inchoate at the time that all other Obligations are satisfied) remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

12.8	Confidentiality.

In handling any confidential information, Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order (provided, however, that Bank shall use reasonable efforts to provide Borrower with at least five (5) Business Days’ notice of its intent to disclose any confidential information in accordance with this clause (iii), so as to allow Borrower to obtain a protective order or similar court protection), (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ANDA NETWORKS, INC.

By:
Title:	President & CEO

VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

By:
Title:	Vice President

EXHIBIT A

The Collateral shall consist of all right, title and interest of Borrower in and to the following:

(a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

(e) All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;

(f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

(g) All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, and all supporting obligations and the security therefor or for any right to payment.

Notwithstanding the foregoing, Collateral consisting of securities of any Foreign Subsidiary shall not exceed 65% of the securities of such Foreign Subsidiary outstanding that entitle the holder thereof to vote for directors or any other matter.

EXHIBIT B

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: VENTURE BANKING GROUP A DIVISION OF GREATER BAY BANK N.A.	DATE:

FAX #: (650) 843-6969	TIME:

FROM:	ANDA Networks, Inc.
CLIENT NAME (BORROWER)

REQUESTED BY:
AUTHORIZED SIGNER’S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT #	TO ACCOUNT #

REQUESTED TRANSACTION TYPE	REQUEST DOLLAR AMOUNT
$
PRINCIPAL INCREASE (ADVANCE)	$
PRINCIPAL PAYMENT (ONLY)	$
INTEREST PAYMENT (ONLY)	$
PRINCIPAL AND INTEREST (PAYMENT)	$

OTHER INSTRUCTIONS:

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester		Phone #

Received By (Bank)		Phone #

Authorized Signature (Bank)

EXHIBIT C-l

REVOLVING PROMISSORY NOTE

$2,500,000	Palo Alto, California
Date: September 3, 2004

ANDA NETWORKS, INC. (“Borrower”), for value received, hereby promises to pay to the order of Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”), in lawful money of the United States of America, pursuant to that certain Loan and Security Agreement dated as of September 3, 2004, by and between Borrower and Bank (the “Loan Agreement”), (i) the principal amount of $2,500,000 or, if lesser, (ii) the principal amount of all Advances outstanding as of the Revolving Maturity Date. All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

This Note is referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

Borrower further promises to pay interest on each Advance hereunder in like funds on the principal amount hereof from time to time outstanding from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

Payment on this Note shall be applied in the manner set forth in the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity of Advances hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

All Advances made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any Advance or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Advances.

Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Default Rate.

During the continuance of an Event of Default under the Loan Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses. The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

The amount of this Note is secured by the Collateral identified and described as security therefor in the Loan Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

ANDA NETWORKS, INC.

By:

Print Name:

Title:

EXHIBIT C-2

TERM PROMISSORY NOTE

$2,500,000	Palo Alto, California
Date: September 3, 2004

ANDA NETWORKS, INC. (“Borrower”), for value received, hereby promises to pay to the order of Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”), in lawful money of the United States of America, pursuant to that certain Loan and Security Agreement dated as of September 3, 2004, by and between Borrower and Bank (the “Loan Agreement”), (i) the principal amount of $2,500,000 or, if lesser, (ii) the principal amount of the Term Loan outstanding as of the Maturity Date. All unpaid amounts of principal and interest shall be due and payable in full on the Maturity Date.

This Note is referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

Borrower further promises to pay interest on the principal outstanding hereunder in like funds from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

Payment on this Note shall be applied in the manner set forth in the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity of Advances hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

The Term Loan made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Advances.

Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Default Rate.

During the continuance of an Event of Default under the Loan Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses. The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

The amount of this Note is secured by the Collateral identified and described as security therefor in the Loan Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

ANDA NETWORKS, INC.

By:

Print Name:

Title:

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: ANDA Networks, Inc.	Lender: Venture Banking Group, a division of Greater Bay Bank N. A.

Commitment Amount: $2,500,000

ACCOUNTS RECEIVABLE

1. Accounts Receivable Book Value as of	$
2. Additions (please explain on reverse)	$
3. TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

4. Amounts over 90 days due	$
5. Balance of 20% over 90 day accounts	$
6, Concentration Limits
7. Foreign Accounts (other than Eligible Foreign Accounts)	$
8. Governmental Accounts	$
9. Contra Accounts	$
10. Demo Accounts	$
11. Intercompany/Employee Accounts	$
12. Other (please explain on reverse)	$
13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
14. Eligible Accounts (#3 minus #13)		$
15. LOAN VALUE OF ACCOUNTS (80% of #14)		$

BALANCES

16. Maximum Loan Amount	$
17. Total Funds Available [Lesser of #16 or #15]	$
18. Present balance owing on Line of Credit	$
19. Outstanding under Sublimits	$
20. RESERVE POSITION (#17 minus #18 and #19)	$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Venture Banking Group, a division of Greater Bay Bank N. A..

COMMENTS

ANDA NETWORKS, INC.

By:
Authorized Signer

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

FROM:	ANDA NETWORKS, INC.

The undersigned authorized officer of ANDA Networks, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                              with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements	Monthly within 30 days	Yes	No

Annual (CPA Audited)	FYE within 120 days	Yes	No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No

A/R & A/P Agings, Borrowing Base Certificate	Monthly within 20 days	Yes	No

A/R Audit	Initial and Annual	Yes	No

Financial Covenant	Required	Actual	Compiles
Maintain on a Monthly Basis (unless otherwise noted):
Minimum Liquidity Ratio[1]	1.50:1.0	:1.0	Yes	No
Minimum Tangible Net Worth	$ [2]	$	Yes	No
Minimum Revenue	$ [3]	$	Yes	No

[1]

“Liquidity Ratio” means, as of any date for which it is tested, the ratio of (a) an amount equal to (i) unrestricted cash and cash equivalents maintained with Bank, plus (ii) the Borrowing Base, to (b) the aggregate principal amount of all outstanding Obligations.

[2]	Three Million Dollars ($3,000,000) plus 25% of Borrower’s net income (but not loss) after taxes for each fiscal quarter of the Borrower from and after the date of this Agreement.
[3]

For each calendar month, Borrower shall achieve, on a cumulative year-to-date basis, monthly revenue of at least seventy-five percent (75%) of the projected revenue for such period as set forth in Borrower’s projections dated May 19, 2004 previously delivered to Bank and attached hereto as Exhibit F.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:
Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE

	Compliance Status	Yes	No
DATE

EXHIBIT F

BORROWER’S CASH FORECAST DATED AS OF MAY 19, 2004

(see attached)

REVOLVING PROMISSORY NOTE

$2,500,000	Palo Alto, California
Date: September 3, 2004

ANDA NETWORKS, INC. (“Borrower”), for value received, hereby promises to pay to the order of Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”), in lawful money of the United States of America, pursuant to that certain Loan and Security Agreement dated as of September 3, 2004, by and between Borrower and Bank (the “Loan Agreement”), (i) the principal amount of $2,500,000 or, if lesser, (ii) the principal amount of all Advances outstanding as of the Revolving Maturity Date. All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date,

This Note is referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

Borrower further promises to pay interest on each Advance hereunder in like funds on the principal amount hereof from time to time outstanding from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

Payment on this Note shall be applied in the manner set forth in the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity of Advances hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

All Advances made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any Advance or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Advances.

Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Default Rate.

During the continuance of an Event of Default under the Loan Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses. The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

The amount of this Note is secured by the Collateral identified and described as security therefor in the Loan Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

ANDA NETWORKS, INC.

By:

Print Name:	President & CEO

Title:	President & CEO

TERM PROMISSORY NOTE

$2,500,000	Palo Alto, California
Date: September 3, 2004

ANDA NETWORKS, INC. (“Borrower”), for value received, hereby promises to pay to the order of Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”), in lawful money of the United States of America, pursuant to that certain Loan and Security Agreement dated as of September 3, 2004, by and between Borrower and Bank (the “Loan Agreement”), (i) the principal amount of $2,500,000 or, if lesser, (ii) the principal amount of the Term Loan outstanding as of the Maturity Date. All unpaid amounts of principal and interest shall be due and payable in full on the Maturity Date.

This Note is referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

Borrower further promises to pay interest on the principal outstanding hereunder in like funds from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

Payment on this Note shall be applied in the manner set forth in the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity of Advances hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

The Term Loan made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Advances.

Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Default Rate.

During the continuance of an Event of Default under the Loan Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses. The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

The amount of this Note is secured by the Collateral identified and described as security therefor in the Loan Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

ANDA NETWORKS, INC.

By:

Print Name:	Charles R. Kenmore

Title:	President & CEO

DISBURSEMENT REQUEST AND AUTHORIZATION

Borrower: ANDA Networks, Inc.	Bank:	Venture Banking Group, a division of
Greater Bay Bank N.A.

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $2,500,000, and a Term Loan of up to $2,500,000.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Short-term working capital and long-term working capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank’s conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

	Revolving Line	Term Loan
Amount paid to Borrower directly:	$	$
Undisbursed Funds	$	$

Principal	$	$

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

Prepaid Finance Charges Paid in Cash:		$
$25,000	Loan Fee
$TBD	Accounts Receivables Audit

Other Charges Paid in Cash:		$
$TBD	UCC Search Fees
$TBD	UCC Filing Fees
$TBD	Patent Filing Fees
$TBD	Trademark Filing Fees
$TBD	Copyright Filing Fees
$TBD	Outside Counsel Fees and Expenses
(Estimate)

Total Charges Paid in Cash	$

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower’s account numbered                              the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF SEPTEMBER 3, 2004.

BORROWER:

ANDA NETWORKS, INC.

Authorized Officer

AGREEMENT TO PROVIDE INSURANCE

Grantor: ANDA Networks, Inc.	Bank:	Venture Banking Group, a division of Greater Bay Bank N.A.

INSURANCE REQUIREMENTS. ANDA Networks, Inc. (“Grantor”) understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the “Collateral”):

Collateral:	All Inventory, Equipment and Fixtures.

Type:	All risks, including fire, theft and liability.

Amount:	Full insurable value.

Basis:	Replacement value.

Endorsements:	Loss payable clause to Bank with stipulation that coverage will not be canceled or diminished without a minimum of twenty (20) days’ prior written notice to Bank.

INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of September 3, 2004, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor’s expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR’S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED SEPTEMBER 3, 2004.

GRANTOR:

ANDA NETWORKS, INC.

Authorized Officer

FOR BANK USE ONLY INSURANCE VERIFICATION

DATE:	PHONE:

AGENT’S NAME:

INSURANCE COMPANY:

POLICY NUMBER:

EFFECTIVE DATES:

COMMENTS:

CORPORATE RESOLUTIONS TO BORROW

Borrower:	ANDA Networks, Inc.

I, the undersigned Secretary or Assistant Secretary of ANDA Networks, Inc. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted:

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

Charles R. Kenmore	President & CEO

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of September 3, 2004 (the “Loan Agreement”).

Execute Notes. To execute and deliver to Bank the promissory note or notes of the Corporation, on Bank’s forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Agreement.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Letters of Credit; Foreign Exchange. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank’s issuance of letters of credit and foreign exchange contracts.

Issue Warrants. To issue warrants to purchase the Corporation’s capital stock, for such series and number, and on such terms, as an officer of the Corporation shall deem appropriate.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on September 3, 2004 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X

DEBTOR:	ANDA NETWORKS, INC.

SECURED PARTY:	VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

EXHIBIT A

The Collateral shall consist of all right, title and interest of Debtor in and to the following:

(a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor;

(e) All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, Financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Debtor’s Books relating to the foregoing;

(f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

(g) All Debtor’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, and all supporting obligations and the security therefor or for any right to payment.

Notwithstanding the foregoing, Collateral consisting of securities of any Foreign Subsidiary shall not exceed 65% of the securities of such Foreign Subsidiary outstanding that entitle the holder thereof to vote for directors or any other matter.

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE STOCK

Corporation:	ANDA Networks, Inc., a Delaware corporation
Number of Shares:	See below
Class of Stock:	See below
Initial Exercise Price:	See below
Issue Date:	September 3, 2004
Expiration Date:	September 3, 2011

THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, GREATER BAY BANCORP (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the corporation (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth herein and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. The Shares subject to this Warrant shall initially be Series D Preferred Stock; provided, that if at any time after the Issue Date and prior to exercise of this Warrant the Company consummates a Next Round (defined below) in which the per share purchase price of the shares issued in the Next Round (the “Next Round Stock”) is less than the Series D Price, then this Warrant shall be adjusted to instead be exercisable for such Next Round Stock. The Number of Shares subject to this Warrant shall be equal to the quotient obtained by dividing One Hundred Thousand Dollars ($100,000) by the Warrant Price. The Warrant Price shall be: (A) in the event the Shares subject to this Warrant are Series D Preferred Stock, equal to the lowest of (i) $13.72 per share, as adjusted for stock splits, stock dividends, combinations and the like (the “Series D Price”), (ii) 80% of the price per share paid in an Acquisition, or (iii) 80% of the initial “Price to Public” specified in the final prospectus with respect to an Initial Public Offering (defined below), and (B) in the event the Shares subject to this Warrant are Next Round Stock, equal to the “Next Round Price” (defined below). As used herein, “Next Round” means the first issuance and sale of preferred stock after the Issue Date to any investors pursuant to an offering in which the Company receives aggregate gross proceeds of at least $1,000,000, and “Next Round Price” means the per share purchase price of such preferred stock. As used herein, “Initial Public Offering” means the initial public offering of the Borrower’s common stock effected pursuant to a Registration Statement on Form S-l (or its successor) filed under the Securities Act of 1933, as amended.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. In the event Holder converts this Warrant pursuant to this Section 1.2, Holder shall surrender this Warrant or such portion being converted to the Company along with a conversion election notice attached hereto duly executed to the principal office of the Company. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3 Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall

1

promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6 Repurchase on Sale, Merger, or Consolidation of the Company.

1.6.1 “Acquisition.” For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company.

1.6.2 Assumption of Warrant. Upon the closing of any Acquisition, other than an Acquisition in which the consideration received by the Company’s stockholders consists solely of cash, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

1.6.3 Cash Acquisition. This Warrant shall terminate upon the closing of an Acquisition in which the consideration received by the Company’s stockholders consists solely of cash. Immediately prior to the closing of such cash Acquisition, this Warrant shall automatically be deemed to be converted in full pursuant to the provisions of Section 1.2 hereof, without any further action on behalf of the Holder. In the event the Warrant is automatically deemed to be converted pursuant to this Section 1.6.3, the Company shall not be required to surrender the certificate representing the Shares until such time as the Holder surrenders the Warrant.

1.6.4 Purchase Bight. If (i) there is an Acquisition in which the consideration received by the Company’s stockholders does not consist solely of cash, and (ii) the successor entity, notwithstanding Section 1.6.2, is unwilling to assume this Warrant, then the Company shall have the option to purchase this Warrant on the closing date of the Acquisition for cash in an amount per Share equal to two and one-half (2.5) times the Warrant Price, less the Warrant Price; provided, however, that such option shall not be exercisable to the extent that Holder exercises this Warrant in connection with such Acquisition.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any rectification, exchange, substitution, conversion or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the

2

number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, conversion or other event. Such an event shall include without limitation any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, conversions or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

2.4 Adjustments for Diluting Issuances. If the Shares are Preferred Stock, the rate of conversion of the Shares into Common Stock shall be subject to adjustment, from time to time, in the manner set forth in the Certificate of Incorporation of the Company in effect on the Issue Date, as may be subsequently amended.

2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder’s rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.7 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection

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with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3 Information Rights. Upon me exercise of this Warrant and for so long as the Holder continues to hold the Shares issued upon exercise hereof, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the stockholders of the Company, and (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements.

3.4 Registration Under Securities Act of 1933, as amended. Upon the earlier of (i) the next amendment of the Company’s Amended and Restated Investors’ Rights Agreement, dated March 27, 2000 (the “Rights Agreement”) and (ii) no less than 20 days prior to the Company’s initial public offering, the Company shall cause the Holder to become party to the Rights Agreement, such that Holder shall be entitled to all rights and privileges under Section 1 only of the Rights Agreement as a “Holder” and “Investor” thereunder and the Shares or, if the Shares are convertible into common stock of the Company, such common stock shall be “Registrable Securities,” under the Rights Agreement.

ARTICLE 4. MISCELLANEOUS.

4.1 Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be converted in full pursuant to the provisions of Section 1.2 hereof, without any further action on behalf of Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence. In the event the Warrant is automatically deemed to be converted pursuant to this Section 4.1, the Company shall not be required to surrender the certificate representing the Shares until such time as Holder surrenders the Warrant.

4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company) and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms and conditions of this Warrant. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

4.4 Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred

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setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

4.6 Amendment; Waiver. This Warrant and any term hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought.

4.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

4.9 Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.10 No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

ARTICLE 5. REPRESENTATIONS AND COVENANTS OF HOLDER.

5.1 Representations and Warranties. Holder hereby represents and warrants to the Company as follows:

5.1.1 Purchase Entirely for Own Account. Holder acknowledges that this Warrant is issued to Holder in reliance upon Holder’s representation to the Company that the Warrants, the Shares, and any Common Stock issuable upon conversion of the Shares (collectively, the “Securities”) will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

5.1.2 Disclosure of Information. Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

5.1.3 Investment Experience. Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

5.1.4 Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

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5.1.5 Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

5.2 Market Stand-Off. Holder hereby agrees that it will not, without the prior written consent of the representatives of the underwriters, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the representatives of the underwriters (such period not to exceed one hundred eighty (180) days) (i) offer, pledge, sell, contact to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 5.2 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, securities purchased in the initial public offering or securities purchased in open market transactions. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 5.2 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding the foregoing, no Holder shall be bound by this Section 5.2 unless all entities owning three percent (3%) or more of the then outstanding common stock of the Company (assuming full conversion of all outstanding equity securities of the Company convertible into such common stock) are bound by this Section 5.2 or are otherwise contractually restricted from undertaking any action restricted by this Section 5.2.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of capital stock of Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

[Remainder of this page intentionally left blank]

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ANDA Networks, Inc.

By:
Name:	Charles R. Kenmore
(Print)
Title:	Chairman of the Board, President or Vice President

By:
Name:	Charles R. Kenmore
(Print)
Title:	Chief Financial Officer, Secretary, Assistant Treasurer or Assistant Secretary

Acknowledged and Agreed to:

Greater Bay Bancorp

By:

Name:
(Print)

Title:

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APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase                              shares of the Common Stock/Preferred Series          [Strike one] of ANDA Networks, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to                              of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(NAME)

(ADDRESS)

3. The undersigned hereby represents that the representations and warranties in Section 5.1 hereof are true and correct as of the date hereof.

GREATER BAY BANCORP

(Signature)

(Date)

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of September 3, 2004, by and between Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”) and ANDA NETWORKS, INC., a Delaware corporation (“Grantor”).

RECITALS

A. Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement).

B. Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

C. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of the Obligations, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure the Obligations, Grantor grants and pledges to Bank a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

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IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor:	ANDA NETWORKS, INC.

1274 Geneva Drive
Sunnyvale, CA 94089	By:
Attn: Chief Financial Officer	Title:	President & CEO

BANK:

Address of Bank:	VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

Three Palo Alto Square, Suite 150
Palo Alto, CA 94306	By:

Attn: Jason Hartmann	Title:

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EXHIBIT A

Copyrights

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT B

Patents

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT C

Trademarks

Description	Registration/ Application Number	Registration/ Application Date
Etherplug	78/435,191	06/15/04

Etherring	78/435,178	06/15/04

Ethernid	78/379,058	03/05/04

Etherdax	78/379,057	03/05/04

Etherview	78/379,055	03/05/04

Etherslam	78/194,606	12/14/02

Etherreach	78/194,605	12/14/02

Etheredge	78/194,604	12/14/02

Ethertone	78/194,603	12/14/02

UAP 1000	2,614,250	09/03/02

UAP 2000	2,614,249	09/03/02

ANDA	2,608,924	08/20/02